UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2019

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 E. Lake Cook Road, Suite 800

Buffalo Grove, Illinois 60089

(Address of principal executive offices) (Zip Code)

(650) 325-5156

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 2, 2019, Phathom Pharmaceuticals, Inc. (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) that, due to the resignation of Chris Slavinksy, a member of the Audit Committee (“Audit Committee”) of the Board of Directors of the Company (the “Board”), the Audit Committee would no longer be comprised of a minimum of three independent directors as required by Nasdaq Listing Rule 5605(c)(2)(A). In its notification to Nasdaq, the Company confirmed that it will rely on the permissible cure period specified in Nasdaq Listing Rule 5605(c)(4)(B) and will add an additional, independent director to the Audit Committee within the earlier of the Company’s 2020 annual stockholders meeting or November 30, 2020, in order to regain compliance with the Nasdaq rules.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2019, the Company announced the appointment of Terrie Curran, 50, as its Chief Executive Officer as part of its previously-announced leadership transition plan. Ms. Curran replaces David Socks, 45, who will continue to serve as the Company’s newly appointed interim Chief Financial Officer, effective as of December 2, 2019. Ms. Curran will replace Mr. Socks as principal executive officer for filings under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), effective as of December 2, 2019. Mr. Socks will also serve as principal financial officer and principal accounting officer for filings under the Securities Act, and the Exchange Act, effective as of such date, and replaces Aditya Kohli, Ph.D, the Company’s Chief Business Officer, in such capacities. Each of Ms. Curran and Mr. Socks will continue to serve as a member of the Board.

Ms. Curran’s and Mr. Sock’s business experience and compensation arrangements are contained in the sections entitled “Management-Executive Officers and Directors” and “Executive and Director Compensation-Employment Letters with our Executive Officers,” respectively, in the Company’s Prospectus, dated October 24, 2019, filed pursuant to Rule 424(b) under the Securities Act with the Securities and Exchange Commission on October 28, 2019 (the “Prospectus”), and is hereby incorporated by reference herein. There are no family relationships between either Ms. Curran or Mr. Socks and any director or executive officer of the Company, and each of them has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Curran’s and Mr. Socks’ compensation arrangements remain unchanged from those previously disclosed in the Prospectus. The Employment Letter Agreement, dated August 29, 2019, by and between Ms. Curran and the Company is filed as Exhibit 10.1 and incorporated by reference herein. The Employment Letter Agreement, dated July 21, 2019, by and between Mr. Socks and the Company is filed as Exhibit 10.2 and incorporated by reference herein.

In addition, on November 30, 2019, Chris Slavinksy, a member of the Board, resigned from the Board and all committees thereof, in connection with his departure from Takeda Pharmaceutical Company Limited (“Takeda”). On November 30, 2019, the Board appointed Asit Parikh, M.D., Ph.D., Senior Vice President and Head of the Gastroenterology Therapeutic Area Unit at Takeda, to fill the vacancy created by Mr. Slavinksy’s resignation. Dr. Parikh was appointed as a Class II director, with an initial term expiring at the 2021 annual meeting of stockholders of the Company.

Since October 2014, Dr. Parikh has served as the Senior Vice President and head of the Gastrointestinal Therapeutic Area Unit at Takeda Pharmaceuticals. Dr. Parikh has served in various positions at Takeda since 2006. Dr. Parikh received a bachelor’s degree in Biochemistry and Molecular Biology from Northwestern University and an M.D. and Ph.D. in Biochemistry and Molecular Biology from Vanderbilt University School of Medicine. He completed his internal medicine residency at the University of Pennsylvania and completed specialty training in gastroenterology at the Massachusetts General Hospital. He also completed postdoctoral work in cancer biology at Massachusetts Institute of Technology. Dr. Parikh’s knowledge of our business and prior oversight of the Takeda team bringing Vonoprazan to the Japanese market contributed to our board of directors’ conclusion that he should serve as a director of our company.

Dr. Parikh will not receive any cash or equity compensation under the Company’s Non-Employee Director Compensation Program.

Item 8.01 Other Events.

On December 2, 2019, the Company also appointed Eckhard Leifke, M.D., as Chief Medical Officer, Joseph Hand, J.D., as Chief Administrative Officer, and Larry Miller, J.D. as General Counsel.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Employment Letter Agreement, dated August 29, 2019, by and between Terrie Curran and the Company (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1, filed on September 30, 2019)

10.2#	Employment Letter Agreement, dated July 21, 2019, by and between David Socks and the Company (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1, filed on September 30, 2019)

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: December 2, 2019	By:	/s/ David Socks
David Socks
Chief Financial Officer